UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JANUARY 29, 2008
Date of Report (Date of earliest event reported)

POWER AIR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51256	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4777 Bennett Drive, Suite E, Livermore, California		94551
(Address of principal executive offices)		(Zip Code)

(925) 960-8777
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

__________

SECTION 2 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on January 29, 2008, Donald M. Prest resigned as the Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer of Power Air Corporation (the “Company”) and Alan G. Campbell was appointed as the Company’s interim Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer in place of Mr. Prest.

In addition, and further to the resignation of Remy Kozak as President and Chief Executive Officer of the Company effective on January 23, 2008, H. Dean Haley, the Company’s present Executive Chairman and Chief Operating Officer since September 2005, was also appointed as the Company’s interim Chief Executive Officer and Principal Executive Officer of the Company effective on January 29, 2008. A description of the business experience of Mr. Haley is set out in the Company’s Form 10-KSB for the year ended September 30, 2007, as filed with the SEC on January 15, 2008.

Alan G. Campbell, age 58, obtained an MBA in finance from the University of California, Berkley, and has over 35 years of experience in the business world. From 2005 to the present, Mr. Campbell has been a partner with B2B CFO, which provides part-time CFO services to small and mid-size companies. From 2003 to 2005, Mr. Campbell was the owner of The Entrepreneur’s Source, a franchise offering consulting and coaching services to individuals who are exploring franchising as a self-employment option. From 2002 to 2003, Mr. Campbell was Senior Vice President of Flathead Solutions, an early stage start-up selling a wide range of telecommunications products and services to small to mid-sized businesses. Prior to 2002, Mr. Campbell held positions in a number of technology and manufacturing companies as a financial officer.

The Company’s Executive Officers serve at the discretion of the Company’s Board of Directors. There are no family relationships among our directors or officers.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER AIR CORPORATION

DATE: February 4, 2008.	By:	/s/ “H. Dean Haley”
	Name:	H. Dean Haley
	Title:	Executive Chairman, Chief Executive
Officer and a director

__________